UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 2, 2006

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

This item provides information regarding Boston Private’s acquisition of Anchor Holdings LLC (“Anchor”), which was completed on June 1, 2006, as well as the impact of that acquisition on the firm’s GAAP and cash EPS. At the closing of the transaction, Boston Private paid approximately $56.5 million, in a combination of cash and Boston Private common stock, which represents 68% of the total consideration. The remaining 32% will be made in payments of Boston Private common stock over five years. The amount of these future payments is contingent upon Anchor achieving certain earnings goals through a five-year earn-out period. The consideration paid at closing consisted of approximately 1.0 million shares of newly issued Boston Private common stock (of which 278,465 have been registered for resale on Form S-3 effective May 31, 2006) and approximately $25.9 million in cash.

Including the shares issued in the Anchor transaction, management estimates that Boston Private’s average fully diluted shares outstanding for the second quarter using the “if converted method of accounting” will be approximately 40.0 million shares including 3.2 million shares added for the convertible trust preferred securities issued in 2004.

For the second and third quarters of 2006, Boston Private expects to have approximately 35.3 million and 36.2 million average basic shares outstanding.

The Company expects the transaction to be accretive immediately on a cash basis, and accretive on a GAAP basis within twelve months.

Including the net amortization of intangibles, the tax benefits related to purchase accounting, and the non-cash operating expense of its stock option-based compensation plans, the Company anticipates that the difference between cash and GAAP EPS will be approximately $0.36 per diluted share for the full year 2006.

Estimated and projected adjustments necessary to reconcile cash EPS and GAAP EPS is as follows (in millions, except per share data):

2006
Amortization of intangibles, net of tax	$7.3
Tax benefits related to purchase accounting	4.1
Stock options expensed, net of tax	3.1

Total cash basis adjustments	$14.5

Estimated average fully diluted shares outstanding	40.6

Impact on fully diluted earnings per share	$0.36

Cash Earnings

Boston Private calculates its cash earnings by adjusting net income to exclude net amortization of intangibles, related tax benefits that result from purchase accounting, as well as the impact of non-cash compensation expense associated with the issuance of stock options and the employee stock purchase program. The Company believes its cash earnings reports the additional value to shareholders generated by purchase accounting adjustments and the non-cash expense related to certain share-based compensation plans, over and above GAAP earnings.

The information contained in this report on Form 8-K should not be deemed “filed” with the SEC nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended, unless otherwise specified. Furthermore, the furnishing of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein (including the exhibits hereto) is material or that the dissemination of such information is required by Regulation FD.

This report of Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the transaction to Anchor or Boston Private, including future financial and operating results, enhanced and future revenues that may be realized from the transaction, the accretive effect of the transaction on Boston Private’s financial results, and Boston Private’s strategic and performance goals for Ancho and (ii) statements with respect to Boston Private’s or Anchor’s strategy, initiatives, plans, objectives, expectations, and intentions; and (iii) other statements identified by words such as “will”, “continues”, “increases”, “expand”, “grow”, “opportunity”, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “target,” and similar expressions. These statements are based upon the current beliefs and expectations of Boston Private’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements due to a range of factors, including but not limited to those described in Boston Private’s other press releases and Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to Boston Private, Anchor or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Neither Boston Private nor Anchor undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ Walter M. Pressey
Name:	Walter M. Pressey
Title	President

Date: June 8, 2006

Exhibit Index

Exhibit Number	Exhibit

Exhibit 99.1	Press Release dated June 2, 2006